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                            BEVERLY ENTERPRISES, INC.

                                  EXHIBIT 11.1

                       COMPUTATION OF NET INCOME PER SHARE

      THREE-MONTH AND NINE-MONTH PERIODS ENDED SEPTEMBER 30, 1997 AND 1996

                                   (UNAUDITED)

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                           THREE MONTHS ENDED              NINE MONTHS ENDED
                                                                              SEPTEMBER 30,                  SEPTEMBER 30,
                                                                         ------------------------      ------------------------
                                                                            1997           1996            1997          1996
                                                                         ---------      ---------      ----------     ---------
PRIMARY:
  Net income applicable to common shares ...........................     $  27,133      $  22,878      $   66,566     $  53,569
                                                                         =========      =========      ==========     =========

  Applicable common shares:
    Weighted average outstanding shares during the period ..........       103,508         98,239          99,816        98,652
    Weighted average shares issuable upon exercise of
      common stock equivalents outstanding (principally
      stock options) using the "treasury stock" method .............         1,588            924           1,390         1,088
                                                                         ---------      ---------      ----------     ---------
    Total ..........................................................       105,096         99,163         101,206        99,740
                                                                         =========      =========      ==========     =========

  Net income per share of common stock .............................     $    0.26      $    0.23      $     0.66     $    0.54
                                                                         =========      =========      ==========     =========

FULLY DILUTED:
  Net income .......................................................     $  27,133      $  22,878      $   66,566     $  53,569
  Reduction of interest expense resulting from assumed
     conversion of 7 5/8% convertible subordinated debentures ......         1,213            --  (a)         --  (a)       --  (a)
  Reduction of interest expense resulting from assumed
     conversion of 5 1/2% convertible subordinated debentures ......           --  (b)      2,063             --  (b)     6,189
  Reduction of interest expense resulting from assumed
     conversion of zero coupon notes ...............................           --  (c)        --  (a)         --  (c)       --  (a)
  Less applicable income taxes .....................................          (485)          (825)            --         (2,475)
                                                                         ---------      ---------      ----------     ---------
  Adjusted net income applicable to common shares ..................     $  27,861      $  24,116      $   66,566     $  57,283
                                                                         =========      =========      ==========     =========

  Applicable common shares:
    Weighted average outstanding shares during the period ..........       103,508         98,239          99,816        98,652
    Weighted average shares issuable upon exercise of
      common stock equivalents outstanding (principally
      stock options) using the "treasury stock" method .............         1,768            959           1,806         1,103
    Assumed conversion of 7 5/8% convertible subordinated
      debentures ...................................................         3,052            --  (a)         --  (a)       --  (a)
    Assumed conversion of 5 1/2% convertible subordinated
      debentures ...................................................           --  (b)     11,253             --  (b)    11,253
    Assumed conversion of zero coupon notes ........................           --  (c)        --  (a)         --  (c)       --  (a)
                                                                         ---------      ---------      ----------     ---------
    Total ..........................................................       108,328        110,451         101,622       111,008
                                                                         =========      =========      ==========     =========

   Net income per share of common stock ............................     $    0.26      $    0.22      $     0.66     $    0.52
                                                                         =========      =========      ==========     =========

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(a) Conversion would be anti-dilutive and is therefore not assumed in the computation of earnings per share of common stock.
(b) The 5 1/2% convertible subordinated debentures were converted to 11,189,924 shares of common stock during the third quarter of 1997, with the remaining principal amount redeemed at 103.30%.
(c) The zero coupon notes were repurchased during the second quarter of 1997.